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                                                                    EXHIBIT 16.a


                         Computation of Performance Data


        Performance data, as described in the Prospectus and the Statement of Additional Information, is calculated on an average annual total return and an actual return basis.

        For the period ended December 31, 1996, the Fund's performance was calculated based on the following:


(1)     Dividend Information
        --------------------
        Dividend      Per Share     Per Share             No. of
        Ex            Dividend      Reinvestment          Reinvested
        Date          Amount        Price                 Shares
        ----          ------        -----                 ----------
        12/23/87      $0.197        $10.06                 1.96
        12/28/88       0.701         12.77                 5.60
        12/28/89       1.409         14.51                10.44
        12/27/90       0.198         11.67                 2.00
        12/27/91       0.035         15.60                 0.27
        12/29/92       0.162         17.49                 1.11
        12/28/93       0.774         20.85                 4.51
        12/28/94       0.656         21.67                 3.81
        12/27/95       0.034         29.24                 0.15
        12/27/96       0.039         36.66                 0.14


(2)     Valuation Information:
        ----------------------
        Assuming $1,000 initial investment at inception at $10 per share (100 shares):

                      Total Shares          NAV                  Total
        Date          Owned                 Per Share            Value
        ----          ------------          ---------            ---------
        12/31/87      101.96                $10.10               $1,029.80
        12/31/88      107.56                 12.87                1,384.23
        12/31/89      118.00                 14.66                1,729.87
        12/31/90      120.00                 11.75                1,410.01
        12/31/91      120.27                 15.71                1,889.45
        12/31/92      121.38                 17.73                2,152.14
        12/31/93      125.89                 21.11                2,657.54
        12/31/94      129.70                 22.01                2,854.72
        12/31/95      129.85                 29.74                3,861.80
        12/31/96      129.99                 36.23                4,709.68







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Calculation of Average Annual Total Return:

                            'pp'n  ERV
        Using the formula: T =  [root]  P      - 1
        assuming P = $1.000

(A)     For the one year ended 12/31/96

        n      =     1.00000
        ERV    =     1.21957
        T      =   +22.0%


(B)     For the five year period 12/31/91 - 12/31/96

        n      =     5.00000
        ERV    =     2.49262
        T      =    20.0%


(C)     For the period 6/12/87 (inception) - 12/31/96

        n      =     9.55616
        ERV    =     4.70968
     T         =    17.6%




(4)     Calculation of Actual Return
        ----------------------------
Assuming a $1,000 investment,

NAV per share at 6/12/87 = $10.00 at 100 shares. Value =$1,000.
NAV per share at 12/31/87 = $10.10 at 101.96 shares (includes 1.96 reinvested shares). Value =$1,029.80.
NAV per  share at  12/31/88  = $12.87  at 107.56  shares  (includes  1.96 + 5.60 reinvested shares). Value =$1,384.23.
NAV per share at  12/31/89  = $14.66 at 118.00  shares  (includes  1.96 + 5.60 +
10.44 reinvested shares). Value = $1,729.87.
NAV per share at 12/31/90 =$11.75 at 120.00 shares (includes 1.96 + 5.60 + 10.44
+ 2.00 reinvested shares). Value = $1,410.01.
NAV per share at  12/31/91  = $15.71 at 120.27  shares  (includes  1.96 + 5.60 +
10.44 + 2.00 + 0.27 reinvested shares). Value = $1,889.45.
NAV per share at  12/31/92  = $17.73 at 121.38  shares  (includes  1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 reinvested shares). Value = $2,152.14.
NAV per share at  12/31/93  = $21.11 at 125.89  shares  (includes  1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 reinvested shares). Value = $2,657.54.
NAV per share at  12/31/94  = $22.01 at 129.70  shares  (includes  1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 reinvested shares). Value = $2,854.72.
NAV per share at  12/31/95  = $29.74 at 129.85  shares  (includes  1.96 + 5.60 +
10.44  + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 + 0.15  reinvested  shares).
Value  = $3,861.80.



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NAV per share at 12/31/96 = $36.23 at 129.99 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 + 0.15 + 0.14 reinvested shares).
Value = $4,709.68.



One Year
---------
Performance for the year ended 12/31/96 is 4709.68/3861.80 = +21.96%

Five Years
----------
Performance for the period 12/31/91 - 12/31/96 is 4709.68/1889.45 = +149.26%

Since Inception
----------------
Performance for the period 06/12/87 - 12/31/96 is 4709.68/1000 = +370.97%

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